EXHIBIT 10.2

                                COMMERCIAL LEASE

BETWEEN THE UNDERSIGNED

Mr. JACQUES COTTET
of French Nationality
Born October 24, 1939 at Saint Jean de Braye (45)
Residing at 159 Rue des Chanterelles 45160 OLIVET
Married by legal common law to
Mrs. MARYSE COTTETT

                                           Hereafter referred to as the "lessor"
                                           As one party

AND

THE CEFCA SARL
Company with limited responsibility
At a capital of 100 000 Francs
Of which the head office is located at 616 Rue de l'Anguille 45160 OLIVET Registered at RCS Orleans B 416 625 096
Represented by its manager Mr. CYRIL HEITZLER

                                           Hereafter referred to as the "lessee"
                                           As second party

THIS EXPOSED; THE FOLLOWING WAS CONVENED AND SETTLED

By those present, the lessor leases, conforming to the disposition stated in decree # 53.960 of September 30th, 1953, to lessee, SARL CEFCA to accept the property business stated below, located at 616 Rue de l'Anguille 45160 OLIVET.

DESIGNATION

           The premises in which the business is operating is situated on terrain surface of 4.382m2.

-        workshop capacity of. ..............................700m2
-        office capacities of.................................55m2
-        locker capacities of.................................45m2
-        store capacity of....................................45m2

according to plan.

As mentioned places exist in their actual condition, the lessee will declare these places visited and seen for the current lease.

A right of passage is consented by the lessee to profit Mr. and Mrs. COTTETT to facilitate access to their house situated at the end of the courtyard, unless the house is sold.

PROPERTY ORIGIN

The places leased by those present belong to Mr. JACQUES COTTETT, which he acquired in front of attorney BOITELLE, an Orleans Notary.

LENGTH

The present lease is consented and accepted for a duration of nine whole consecutive years counting from the date of the signing.

TRIENNIAL NOTICE PERIOD

In accordance with the disposition of Article 3.1 of the decree of September 30th, 1953, the lessee will have full responsibility to give notice of the expiration each triennial. The lessor will have the same responsibility understanding the dispositions of articles 10, 13 and 15 of the same decree, invoked to rebuild the existing building, to renovate or undergo authorized construction in a property restoration operation.

The party that will want to stop the lease described below will have to give notice to the other party through an extra judiciary act in less then six months before the expiration of the current triennial period.

DESTINATION OF THE RENTAL PROPERTY

The rental property must serve exclusively for water treatment activity.

The additional connected activity, the exercised on the rental property, for several different activities performed other then those expected will only be possible following the fixed conditions in Articles 34-8, included in the September 30th, 953 decree.

CHARGES AND CONDITIONS

The present lease is consented and accepted under ordinary charges and condition by law, as well as those following below, where the lessee is obligated to execute, without power to request indemnity, or rental reduction.

CONDITIONS OF RENTALS

The lessee will accept the rental property in their existing conditions the day of entry.

During the month of entry, a rental condition will be drawn up after hearing both parties, which will paid by the lessor, with the exception being if the lessee receives the rental property in perfect condition.

MAINTENANCE AND REPAIR

The lessee will keep the rental property in perfect condition, free local repairs and maintenance under Article 1754 of the civil code. The lessor is obligated to undertake major repairs under Article 606 of the civil code.

As to the other repairs stated in Article 606 and 1754 of the civil code, they will be performed with consent and authorization of the lessor, and the lessee will be responsible for all costs.

Should any of these repairs become necessary during the lease agreement, the lessee will need to inform the lessor.

In case of a refusal by the lessor to execute the work incumbent of him, within fifteen days of the summation by the bailiff, while recalling the present clause, the lessee can be authorized by a judge of high authority in such situation, ruling a judgment to proceed on the reparations in question.

The  lessee  can  not  claim  any  indemnity  or  rent   reduction   during  the
construction, whatever the nature, past forty days.

AMELIORATIONS

The lessee shall support all transformation charges necessary for its activity needs, including the construction stipulated by the administrative authority.

The lessee shall not demolish anything without the written authorization of the lessor, including wall or partition drilling, re-distribution of floor elevation. These constructions, if authorized, will give the lessor the right for surveillance of the architecture, of which the lessee will pay the charges.

OCCUPATION-USE

The lessee shall use the rentals with care. He will not engage in, or let anything be done to bring trouble to the neighborhood, particularly for sounds, smells, smoke, or in general fashion abuse its use.

The lessee shall satisfy all city, sanitary, police security and health regulation charges, as well as the regulations which could be imposed by urban management, and those which could be created for replacement, in a manner where the lessor will never be responsible for these matters.

The lessee shall not engage in, or let anything happen to deteriorate the rental and will personally be responsible to warn the responsible to warn the lessor without delay through writing, of any deterioration or degradation which might be caused to the rental property, that immediate repair by the lessor.

The lessee shall keep the rental furnished with valued materials responding to the exact rental payment and accomplished charges of the present lease.

The lessee shall not modify in any way the exterior of the building by adding walls or decorations visible from the outside, or put up publicity panels, without written agreement from the lessor under the strict and permanent reservations of all regulations which might follow.

The lessee shall sweep the chimney and pipes, if any, at his own costs once a year.

The lessee shall not demand of the lessor to have the building guarded by a concierge or guardian, and will not ask for any indemnity in case of suppression of these services.

The lessee shall not raise any complaint for service interruption of water, electricity, gas or phone, resulting of construction or any other outside force.

In case of expropriation for public use occurrence, the lessee will not complain to the lessor, all the lessee's rights being reserved against the expropriating party.

In case of destruction of the building, total or partial, whether it is from age or building defect, fortuitous or by any other cause not intended by the lessor, the present lease will be cancelled in full right without indemnity.

RENTAL TRANSFER

The lessee personally undertakes the use of his business, whatever its nature, "intuit personae" with consideration to the contract.

Thus, all contradicting operation of this obligation, notably the rental management of the business, the constitution of the usufruct of the business, subletting of the property, the ending of the right to lease, or of the business, direct or indirectly, resulting in, for example. The changing of the majority of the share capital of the lessee, or of a company contribution to the lease or to the business is forbidden. The only exception being in the right of transfer of the lease in Article 34-3-1 of the September 30th, 1953 decree, to a successor in the business, conforming to the Article 3-1 of the decree, for which the lessee must require written and prior consent of the lessor.

If the lessor agrees, the lessee will address a copy of the act to the lessor of the operation conclusions, which involve the lessor.

The assignor will remain guarantor and sole respondent of the assignee for the rental payments, charges and accessories with respect to the conditions of the lease. This disposition applies to all successive transfers. All transfers must take place under private agreement.

PRE-EMPTIVE RIGHT

The lessor reserves the pre-emptive right in case of a lease transfer. The signification willhave to be sent by certified mail with acknowledgment of receipt. It will have to take place within a month. If the lessor does not respond within one month, he will loose the benefit of rights.

In case of a bankruptcy of judicial regulation, the trustee will stop the lessee except under the indicated conditions in the previous paragraph.

RIGHT OF PREFERENCE FOR BENEFIT OF THE LESSEE

A right of preference in case of a wall transfer, is given at the same price to the lessee by the lessor. It will be done by a certified letter with acknowledgment of receipt. It must take place within one month. If the lessor does not respond within one month, he will loose the benefit of rights.

CONDITIONS AND CHARGES

The lessee will pay all personal services, professional taxes, rental and other, of any nature concerning personal activity of which the tenants are or could be subjugated.

He will notably support the household garbage taxes, sweeping taxes, property taxes, all new additions, municipal taxes, or other tax increases which might be created of certain nature and some denominations, and will reimburse the lessor the amounts advanced to him for that subject.

He will satisfy all city charges, police and garbage collection, of which the tenants are ordinarily responsible for, in any manner which the lessor could not be bothered or wanted for.

INSURANCE

The lessee must personally insure himself against all damage caused by development which will affect the rental property, as well as those caused by development which will affect the renta; property, as well as those caused against personal property, material, merchandise, or any other items he owns or keep for any reason, to renounce these and his insurance company at all recourse against the lessor and his insurers.

He will insure all proper risks at his use to a notorious and credited company (for fires, explosions, water damage etc.) As well as for rental risks.

The lessee must declare within seven business days prior to the insurer as well as to the lessor all accidents affecting these goods, whatever the importance, or should there never be an appearant damage.

The lessee will guarantee all financial consequences of the responsibility, which he could encounter concerning the neighbors or third parties in general.

The lessor will on his part renounce his subrogated insurers at all recourse against the lessee and his insurers under the reservation of reciprocation.

The lessor is reminded that the abandoning of the reciprocated recourse stated above will not be valid if the responsible party for the damages committed an intentional or severe fault.

The lessee will have to justify the entirety of his contracts and payment of premiums according to the lessor's first demand.

In the case where merchandise stored in storage brings extra costs, insurance related, for the lessor, the lessee would reimburse him.

VISITATION OF RENTALS

The lessee will allow the lessor, his architect, all contractors and workers to penetrate the rentals to determine their condition, with the presence of the lessee.

He will allow the lessor to visit with potential lessees, when the lease is almost due, or in cancellation, for a period of six months prior to the lessee's departure. He will support the written apposition or posting in convenient places for the lessor during the same period.

RENT

The present lease is consented and accepted averaging a monthly payment of 12 000 Francs (twelve thousand Francs) in principal without taxes.

The present rent is submissive to V.A.T. (Value added tax.)

The charges will paid by the lessee through a provision at the end of the year by justification of the detailed bill by the lessor.

The rent will be paid each month, in advance, and the first payment will retrospectively take place on September 1, 1998.

REVISION OF RENT

The rent , as stated above, will be submissive to an annual adjustment, which will not under any circumstance, be confused with the legal revision of the rent. Consequently, the rent will be increased or decreased in full right and without any judicial formality each year, at the anniversary date of entry, proportional to the variation of the national index of construction cost established by the National Institute of Statistics and Economical Studies (INSEE), (based on 100 in the 4th trimester of the year 1953.)

Retained as a reference index, the last one published for rents is in the 1016 index.

The comparison index serving to calculate the revision will be the last published index for the anniversary date taking effect from the lease.

In the circumstance of suspension of the aforementioned index, without coefficent and connecting index following, it will be legally substituted, or if the index is revealed or inapplicable, the most used by the court division of commerce, for business material estimation and commercial rent.

Each time this clause is used, the rent will be raised or lowered by more than a quarter as opposed to the proceeding set contract. Or by a judge's decision. Each party ill be able to take up the issue with the judge in order to use the "stepladder" for reaching the rental value.

SECURITY DEPOSIT

To guarantee the execution of the lessee's obligations, he will pay the lessor a sum of 24 000 Francs (twenty four thousand francs) corresponding to two monthly leasing terms.

This deposit will be made at the convenience of the lessor at his first demand.

This sum is used to guarantee the execution of the charges by the lessee's clauses and obligations expected in virtue of him for present lease.

This sum will remain at the disposition of the lessor until the lease expires in guarantee of the regulations, should the lessee owe the lessor at his departure.

In case of termination of the present lease due to th e non-execution of one of the conditions for one reason or another attributable to the lessee, the deposit will guarantee the lessor the needs for damages/interest, without prejudice of all others.

The formal agreement given as a security deposit is not productive of any interest.

It is formally agreed that in case of rental variation in the claude in virtue stipulated above, or of any other legal revision, this sum will have to increase or decrease in the same proportion to be in harmony with the new rent. Consequently, the lessee will first increased term, this guarantee deposit,

SOLIDARITY AND INDIVISIBLITY

The resulting obligation of the present lease for the lessee, will constitute for his successor or party entitled, or any other person held for payment to the execution of a solidarity and indivisible charge.

NON COMPETITION CLAUSE

The lessor is forbidden to exploit directly or indirectly, included the rental to a third party, in the rest of the building or buildings adjacent to, a business which the lessee claims to exercise.

RESOLUTION CLAUSE

In case of fault of perfect execution by the lessee, even minimal, of the obligation issues present in the contract, the contract will be terminated in full right month after the emission of the unsuccessful command to execute, without the needs for other formalities.

The eviction of the lessee and the other occupants of his use, will have right by virtue of a simple order of summary proceedings without prejudice of costs, damages and interests, and without the effect of the present clause being annulled by other true offers, passed the time frame indicated below.

In this case, an indemnity of the monthly occupation equal to the value of a quarterly lease will be due to the lessor. The lessor will acquire the security deposit.

TOLERANCE AND MODIFICATION

Those present express the whole agreement included between the parties relative to the present lease. All previous agreements, written or oral must be considered nullfied.

The same stands for all modifications by those present that can only result in a written bilateral document. I cannot in any circumstance be deducted by tolerance. The lessor can at any time demand to respect all clauses of the present lease.

REGISTRATION

The parties  requiring the  registration  of those present by right  provided in
Article 739 of the general tax code.

CODE

All costs, rights and fees of those present, and the lessee to which he will oblige will support their followers.

ELECTION OF DOMICILE

To execute the following, the parties will elect a domicile:
8.         the lessor at his personal domicile,
9.         the lessee in his rental property

DRAWN UP IN 6 EXEMPLARIES ON JULY 16TH, 1998


THE LESSOR                               THE LESSEE

/s/ Jacques Cottet                       THE CEFCA SARL
                                         /s/ Cyril Heitzler